Exhibit 10.11
INVESCO LTD.
2008 GLOBAL EQUITY INCENTIVE PLAN
AWARD AGREEMENT FOR NON-EXECUTIVE DIRECTORS
This Award Agreement sets forth the terms of an Award of Shares granted to you by Invesco Ltd. (the “Company”) pursuant to Section 9 of the Invesco Ltd. 2008 Global Equity Incentive Plan (the “Plan”). (All capitalized terms used but not defined herein have the meanings given them in the Plan.)
Participant Name: _____________
Grant Date: __________          Number of Shares: ________
Vesting: This Award of Shares is granted to you as part of your compensation as a non-executive director of the Company and is 100% vested and non-forfeitable as of the Grant Date.
Transferability: The Shares subject to this Award are subject to the provisions of the Non-Executive Director Stock Ownership Policy or any successor policy of the Company.
The Company may require that you execute such documents and take such actions as the Company may from time to time request with respect to applicable U.S. state, federal and non-U.S. securities laws and any applicable restrictions on resale of the Shares granted hereby.
This Award is subject to the terms and conditions of the Plan. The terms of this Award Agreement may be amended only as set forth in the Plan.
Dated this _____ day of ________. 20__.
INVESCO LTD.
/s/ Martin L. Flanagan
By: Martin L. Flanagan